Exhibit 3.1

DYNEGY INC.

THIRD AMENDED AND RESTATED

BYLAWS

ARTICLE I

CORPORATE OFFICES

Section 1. Delaware Registered Office. The registered office of the corporation in the State of Delaware may, but need not, be identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the board of directors.

Section 2. Other Offices. The principal office of the corporation in the State of Delaware shall initially be located at the offices of CT Corporation System, 1209 Orange Street, Wilmington, Delaware 19801. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Times and Places of Meetings. Meetings of stockholders for any purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the board of directors shall each year fix.

Section 3. Special Meetings. Special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president, a majority of the board of directors, or the holders of not less than 20% of all the outstanding shares entitled to vote on the matter for which the meeting is called. The board of directors may postpone or reschedule any special meeting previously scheduled by the chairman of the board, board of directors, chief executive officer or president.

Section 4. Notice of Meetings. A notice stating the place, if any, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting at which the stockholders are asked to consider a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 nor more than 60 days before the date of the meeting or as otherwise provided by law, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

Section 6. Record Date. For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other proper purpose (other than action by consent in writing without a meeting), the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, for a meeting of stockholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting or other action. If the board of directors so fixes a record date for determining stockholders entitled to notice of any meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the date on which notice of the meeting is given (or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held) shall be the record date for such determination of stockholders.  The provisions of this Section 6 do not apply to the determination of the record date for stockholders entitled to consent to corporate action in writing without a meeting.

Section 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for ten days before such meeting, shall be kept on file at the principal place of business of the corporation or on a reasonably accessible electronic network (provided the information required to access such network is made available to stockholders) and shall be subject to inspection by any stockholder, and to copying at the stockholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be the only evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

Section 8. Quorum. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided, that if less than a majority of such outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum shall attend. Where a separate vote by a class or series is required, a majority of the shares of such class or series represented in person or by proxy shall constitute a quorum to take the action with respect to that vote by that class or series on that matter. If a quorum is present, the affirmative vote of the majority of such shares represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the DGCL, the certificate of incorporation or these bylaws. If a quorum fails to attend the meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 10. Voting of Shares. Except as otherwise provided by the certificate of incorporation or by resolutions of the board of directors providing for the issue of any shares of preferred or special classes in series, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 11. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate stockholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with the DGCL and these bylaws. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by such person’s administrator, executor or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court-appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged may vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of the corporation owned by the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Section 12. Inspectors. The board of directors, in advance of any meeting of stockholders, may appoint one or more persons as inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.  For the avoidance of doubt, the provisions of this Section 12 do not apply to the inspection of consents in writing to take corporate action and/or any revocation or revocations of such consents.

Section 13. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order that voting be by ballot.

Section 14. Organization of Meetings. At each meeting of stockholders, one of the following officers shall act as chairman and shall preside thereat, in the following order of precedence: the chairman of the board of directors; the president; any vice president acting in place of the president as provided by these bylaws; any person designated by the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote.

Section 15. Notice of Stockholder Business and Nominations

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the board of directors, (c) as expressly provided in the corporation’s certificate of incorporation, or (d) by any stockholder of record of the corporation at the relevant time, provided that stockholders of the common stock of the corporation (the “Common Stockholders”) comply with the notice procedures set forth in Section 15(A)(2)-(3).

(2) For nominations or other business to be properly brought before an annual meeting by a Common Stockholder, such stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action. To be timely, the Common Stockholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before such annual meeting and not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Common Stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business described to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporations’ book and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of Section 15(A)(2) to the contrary and except with respect to the first annual meeting of the corporation, if the number of directors to be elected to the board of directors is increased and there is no public announcement naming the nominees for such new directors made by the corporation at least 100 days before the first anniversary of the preceding year’s annual meeting, a Common Stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for any new positions for directors, if it is delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the corporation makes such public announcement.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to a notice of meeting given pursuant to Section 4 of this Article II. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 15, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 15. If the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 15(A)(2) shall be delivered to the secretary of the corporation at the principal executive office of the corporation not earlier than the close of business on the 120th day before such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 15 may be elected as directors and only such business may be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in this Section 15. Except as otherwise provided by law, the certificate of incorporation of the corporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 15 and, if any proposed nomination or business is not in compliance with this Section 15, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 15, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) under Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, if any, with respect to the matters set forth in this Section 15. Nothing in this Section 15 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the corporation’s proxy statement under Rule 14a-8 (or any successor thereof) under the Exchange Act or (ii) the holders of any series of preferred shares of the corporation to elect directors under specified circumstances.

Section 16. Stockholder Action Without Meetings.

(A) Action by Written Consent.  Except as provided in the certificate of incorporation and subject to the requirements set forth in Section 16(B)-(C) hereafter, any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action under the provisions of the DGCL or the certificate of incorporation at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(B) Record Date.  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting as provided for in Section 16(A), the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors.  Any stockholder of record of the corporation seeking to have the stockholders authorize or take corporate action by a consent in writing shall, by written notice to the secretary of the corporation, request the board of directors to fix a record date.  The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 16(B)).  If no record date has been fixed by the board of directors pursuant to the first sentence of this paragraph or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed consent in writing setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware or its principal place of business.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 16(B), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the board of directors is required by applicable law shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(C) Inspectors of Consent in Writing.  In the event of the delivery, in the manner provided by this Section 16 and applicable law, to the corporation of the requisite consent or consents in writing to take corporate action and/or any revocation or revocations thereof, the corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  No action by consent in writing without a meeting shall be effective until such date as either the secretary of the corporation or the independent inspectors certify to the corporation that the valid and unrevoked consents delivered to the corporation in accordance with Section 16(A)-(B) and applicable law represent at least the minimum number of votes that would be necessary to take the corporate action under the provisions of the DGCL or the certificate of incorporation at a meeting at which all shares entitled to vote thereon were present and voted.  Nothing contained in this Section 16 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the secretary of the corporation or independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(D) Validity and Effectiveness of Written Consents.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 16, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 16 and applicable law, and not revoked.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2. Tenure and Qualifications. Each director shall hold office until the next annual meeting of stockholders following such director’s election and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. A director need not be a resident of the State of Delaware or a stockholder of the corporation. A director may resign at any time by giving written notice to the board of directors, or to the chairman of the board, chief executive officer, president or secretary of the corporation. A resignation shall be effective when the notice is given, unless the notice specifies a future date. In addition to the directors who the corporation’s stockholders elect, the board of directors may also designate, by resolution of the board of directors, one or more advisory directors who may attend all meetings of the board of directors, but may not vote on any matters before the board of directors. Except as set forth in this Section 2, the advisory director shall have no rights as a director either under these bylaws, the corporation’s charter, Delaware law or any other agreement to which the corporation is a party. Notwithstanding the foregoing, an advisory director shall be entitled to receive compensation for services as a director in the same amount and manner that such director would be entitled to receive compensation as an employee director or non-employee director, as the case may be, if such director were elected by the stockholders of the corporation.

Section 3. Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 5. Special Meetings. Special meetings of the board of directors may be called only by the chairman of the board of directors or the lead director and shall be called by the chairman of the board of directors or the secretary upon the written request of any two directors.

Section 6. Notice. Notice of any special meeting shall be given: (i) at least five business days (or 12 hours, including at least four hours between 8:00 a.m. Central time and 6:00 p.m. Central time, if telephonic participation or participation by other electronic communication equipment is provided for with respect to the special meeting) prior thereto if the notice is given personally or by an electronic transmission, (ii) at least five business days (or two business days if telephonic participation or participation by other electronic communication equipment is provided for with respect to the special meeting) prior thereto if the notice is given by having it delivered by a third party entity that provides delivery services in the ordinary course of business and guarantees delivery of the notice to the director no later than the following business day, and (iii) at least seven business days prior thereto if the notice is given by mail For this purpose, the term “electronic transmission” may include a facsimile, email or other electronic means. Notice shall be delivered to the director’s business address and/or telephone number and shall be deemed given upon electronic transmission, upon delivery to the third party delivery service, or upon being deposited in the United States mail with postage thereon prepaid. Any director may waive notice of any meeting by signing a written waiver of notice either before or after the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum; Vote Required, Actions Requiring Approval.  A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority of such number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board of directors or committee in accordance with applicable law.

Section 9. Participation with Communications Equipment. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 10. Compensation of Directors. The board of directors may fix the compensation of directors by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. The chairman of the board, the lead director, and members of special or standing committees may be compensated additionally for so serving.

Section 11. Agenda Items. No action may be taken at a meeting of the board of directors with respect to any matter that was not previously set forth on an agenda for such meeting delivered to the directors at least two business days before such meeting (or 12 hours before such meeting, including at least four hours between 8:00 a.m. Central time and 6:00 p.m. Central time, if telephonic participation or participation by other electronic communication equipment is provided for with respect to the special meeting) if a majority of the directors present at such meeting oppose taking action at such meeting with respect to such matter.

Section 12. Chairman of the Board. The chairman of the board of directors, or in such person’s absence, the chief executive officer, or in the absence of both such persons, the president, shall preside at all meetings of the stockholders and the board of directors. The chairman of the board of directors shall be elected by the board of directors and shall hold the position until a successor is elected and qualified or until such chairman’s earlier resignation or removal. Any vacancy occurring in the position shall be filled by the board of directors for the unexpired portion of the term. The chairman of the board shall serve at the pleasure of the board of directors. Election of a chairman of the board shall not of itself create contract rights.

Section 13. Lead Director. At the board meeting associated with the annual meeting of stockholders each year, the non-management directors shall determine whether to designate a lead director to serve until the next annual board meeting. If the non-management directors determine to designate a lead director, such director shall be a non-management director selected by a majority of the non-management directors at such meeting. The chairman of the board may be selected to serve as the lead director if he or she meets the applicable independence and non-management criteria. The lead director shall have the power: to convene executive sessions of the non-management directors of the board of directors and shall coordinate, develop an agenda for, and moderate such sessions; to consult with the non-management directors and serve as a conduit to senior management of the corporation of the views of the non-management directors when the board of directors is not in session; to engage outside advisors to report to the board of directors or a committee thereof; to refer to the chairman of any committee of the board of directors matters within the scope of such committee’s authority; to confer with outside counsel, auditors and other advisors to the corporation; and to consult with the chairman of the board of directors regarding the agenda of matters for meetings of the board of directors.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Establishment of Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any vacancy in a committee may be filled by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors as required.

Section 2. Manner of Acting. Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for action by any committee. A committee may act by unanimous consent in writing without a meeting. Each committee, by majority vote of its members, shall determine the time and place of meetings and the notice required therefor.

Section 3. Authority of Committees. To the extent specified by resolution of the board of directors and these bylaws, each committee may exercise the authority of the board of directors, provided, however, a committee may not:

(A) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

(B) approve or recommend to stockholders any act requiring the approval of stockholders under applicable law;

(C) fill vacancies on the board of directors or any committee;

(D) elect or remove officers or fix the compensation of any member of the committee;

(E) adopt, amend or repeal these bylaws;

(F) approve a plan of merger not requiring stockholder approval;

(G) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board of directors;

(H) authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a series of shares, except the board of directors may direct that a committee may fix the specific terms of the issuance or sale or contract for sale, or the number of shares to be allocated to particular employees under an employee benefit plan; or

(I) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

Section 4.

(A) Compensation and Human Resources Committee. As required by the applicable listing standards of the NYSE, as amended, the board of directors shall maintain a Compensation and Human Resources Committee consisting of directors who are not otherwise employed by the corporation. The Compensation and Human Resources Committee shall review from time to time, the salaries, compensation and employee benefits for the executive officers and employees of the corporation and make recommendations to the board of directors concerning such matters. The Compensation and Human Resources Committee shall be responsible for all aspects of the Company’s stock plans, including plan administration, and shall review and recommend to the board of directors new plans or changes to current plans, including increasing the number of shares reserved for such plans.

(B) Corporate Governance and Nominating Committee. As required by the applicable listing standards of the NYSE, as amended, the board of directors shall maintain a Corporate Governance and Nominating Committee consisting of directors who are not otherwise employed by the corporation. The Corporate Governance and Nominating Committee shall consider matters related to corporate governance, develop general criteria regarding the selection and qualifications for members of the board of directors and recommend candidates for election to the board of directors.

(C) Audit and Compliance Committee. As required by the applicable listing standards of the NYSE, as amended, the board of directors shall maintain an Audit and Compliance Committee consisting of independent, “disinterested” directors. The Audit and Compliance Committee shall review the selection and qualifications of the independent public accountants employed by the corporation to audit the financial statements of the corporation and the scope and adequacy of their audits, consider recommendations made by such independent public accountants, review internal financial audits of the corporation, and report any additions or changes it deems necessary to the board of directors.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the corporation shall consist of a chief executive officer,  president, one or more vice presidents (the number, seniority and any other designations thereof to be determined by the board of directors), a secretary, a treasurer, a controller, and such other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

Section 2. Additional Officers and Agents. The board of directors may appoint such other officers and agents as it deems necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by or under the direction of the board of directors. No officer shall be prevented from receiving such compensation because such officer is also a director of the corporation.

Section 4. Term of Office and Vacancy. Each elected officer shall hold office until a successor is elected and qualified or until such officer’s earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the board of directors for the unexpired portion of the term. Each appointed officer shall serve at the pleasure of the board of directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5. Removal. Any officer or agent may be removed by the board of directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6. Chief Executive Officer. The chairman of the board of directors may, but need not, be the chief executive officer of the corporation. The chief executive officer shall (a) determine and administer the policies of the corporation, subject to the instructions of the board of directors; (b) be authorized to execute all documents in the name and on behalf of the corporation; and (c) perform all duties incident to the office of chief executive officer and such other duties as the board of directors or bylaws may from time to time prescribe.

Section 7. President. The president shall (a) be the chief operating officer of the corporation, and shall in general be in charge of the operations of the corporation, subject to the control of the board of directors; (b) be authorized to execute all documents in the name and on behalf of the corporation; and (c) perform all duties incident to the office of president and such other duties as the board of directors may from time to time prescribe.

Section 8. Vice Presidents. In the absence of the president or in the event of the inability or refusal of the president to act, the vice president (or if there is more than one vice president, the vice presidents in the order of seniority of title, or in the event of equal seniority, then in the order designated, or in the absence of any designation, then in the order named in the most recent resolution providing for the annual election of officers) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties and have such other powers as the board of directors or the chief executive officer or president may from time to time prescribe.

Section 9. Secretary. The secretary shall (a) attend meetings of the board of directors and meetings of the stockholders and record minutes of the proceedings of the meetings of the stockholders and of the board of directors, and when required, shall perform like duties for the committees of the board of directors; (b) assure that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain custody of the corporate records of the corporation; (d) keep or cause to be kept a register of the post office address of each stockholder as furnished to the secretary by such stockholder; (e) sign with the chief executive officer, president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have charge of the stock transfer books of the corporation and authority over a stock transfer agent, if any; (g) certify copies of the bylaws, resolutions of the stockholders and board of directors and committees thereof and other documents of the corporation as true and correct copies thereof; and (h) perform all duties incident to the office of secretary and such other duties as the board of directors or the chief executive officer or president may from time to time prescribe.

Section 10. Assistant Secretaries. The assistant secretary, or if there is more than one, the assistant secretaries, respectively, as authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors, and shall, in the absence of the secretary or in the event of the inability or refusal of the secretary to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors, chief executive officer, president or secretary may from time to time prescribe.

Section 11. Treasurer. The treasurer shall (a) have custody of the funds and securities of the corporation; (b) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors; (c) maintain adequate accounts of the corporation; (d) disburse the funds of the corporation as may be ordered by the board of directors; (e) submit financial statements to the president and the board of directors; and (f) perform all duties incident to the office of treasurer and such other duties as the board of directors or the chief executive officer or president may from time to time prescribe.

Section 12. Assistant Treasurers. The assistant treasurer, or if there is more than one, the assistant treasurers, respectively, as authorized by the board of directors, shall, in the absence of the treasurer or in the event of the inability or refusal of the treasurer to act, perform the duties and exercise the power of the treasurer and shall perform such other duties and have such other power as the board of directors, the chief executive officer, president or treasurer may from time to time prescribe.

Section 13. Controller. The controller shall conduct the accounting activities of the corporation, including the maintenance of the corporation’s general and supporting ledgers and books of account, operating budgets, and the preparation and consolidation of financial statements.

Section 14. General Powers of Officers. The chief executive officer, president, any executive vice president, senior vice president or any vice president, may sign without countersignature or attestation any deeds, mortgages, bonds, contracts, reports to public agencies, or other instruments whether or not the board of directors has expressly authorized execution of such instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws solely to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any other officer of this corporation may sign contracts, reports to public agencies, or other instruments which are in the regular course of business and within the scope of such officer’s authority, except where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

Section 15. Delegation of Authority. The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 3. Deposits. All funds of the corporation other than petty cash shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

Section 4. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

Section 5. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the board of directors, and each officer of the corporation shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the board of directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE VII

SHARES

Section 1. Issued Shares. The issued shares of the corporation may be represented by certificates, or may be uncertificated shares, in either case in whole or in part, as determined and authorized by the board of directors.

Section 2. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman of the board of directors, chief executive officer or president and by the secretary or an assistant secretary. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. If any officer of the corporation, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar, before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue. Certificates for shares shall be individually numbered or otherwise individually identified. Each certificate for shares shall state the name of the registered owner of the shares in the stock ledger, the number and the class and series, if any, of such shares, and the date of issuance of the certificate. If the corporation is authorized to issue more than one class of stock, a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of each class authorized to be issued, and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences among such series, shall be set forth upon the face or back of the certificate. Such statement may be omitted if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any stockholder upon request and without charge.

Section 3. Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual stockholders to receive certificates or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or these bylaws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 4. Registration of Transfers of Shares. Transfers of shares shall be registered in the records of the corporation upon request by the registered owner thereof in person or by a duly authorized attorney, upon presentation to the corporation or to its transfer agent (if any) of a duly executed assignment and other evidence of authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates for shares surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The Person in whose name shares are registered in the stock ledger of the corporation shall be deemed the owner thereof for all purposes as regards to the corporation.

Section 5. Lost Certificates. The corporation may issue a new share certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

ARTICLE VIII

OTHER PROVISIONS

Section 1. Distributions. The board of directors may authorize, and the corporation may make, distributions to its stockholders, subject to any restriction in the certificate of incorporation and subject to any limitations provided by law.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the board of directors.

Section 3. Seal. The board of directors may, but shall not be required to, provide by resolution for a corporate seal, which may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

EMERGENCY BYLAWS

Section 1. Emergency Board of Directors. If a quorum of the board of directors cannot readily be convened for action due to (a) an attack or imminent attack on the United States or any of its possessions, (b) any nuclear or atomic disaster, or (c) any other catastrophe or similar emergency condition, the vacant director positions shall be filled by the following persons (provided in each case such person is not already a director and is willing and able to serve) in the following order: the president, the vice presidents in order of seniority, the treasurer, the secretary, any other officers in order of seniority and any other persons in such order as named by the board of directors on any list as it may compile from time to time for purposes of appointing such successor directors.  Such new board of directors shall be referred to as the emergency board of directors. The initial Chairman of the board of the emergency board of directors (“Chairman”)

shall be the regularly-elected director, if any, who has served on the board of directors for the longest period of time and, if all directors on the emergency board of directors are successor directors appointed pursuant to this Section 1, the Chairman shall be determined according to the same order of priority as such successor directors are appointed pursuant to this Section 1. The directors appointed pursuant to this Section 1 shall serve until the next annual or special meeting of stockholders at which directors are to be elected or until the emergency condition shall have terminated.

Section 2. Powers. The emergency board of directors shall have all of the rights, powers and duties of the board of directors except such emergency board of directors may not amend the certificate of incorporation of the corporation nor approve a merger, sale of all or substantially all of the assets of the corporation, liquidation or dissolution.

Section 3. Notice of Meetings. Notice of any meeting of the emergency board of directors held during any emergency described in Section l of this Article IX may be given only to such directors or successor directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

Section 4. Liability. No officer, director or employee of the corporation acting in accordance with this Article IX shall be liable to the corporation, except for willful misconduct.

Section 5. Bylaws. To the extent not inconsistent with this Article IX, the bylaws of the corporation shall remain in effect during any emergency described in Section 1 of this Article IX.

Section 6. Interpretation. If, by operation of law or otherwise, any of the provisions of this Article IX are deemed to be invalid or not controlling, such provisions shall be construed by any court or agency having competent jurisdiction as a determinative factor evidencing the intent of the corporation.

ARTICLE X

AMENDMENTS

Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the board of directors; provided that no amendment or repeal of Article III, Sections 6 or 11, Article IV, Section 1, or Article IX, Section 1, nor this Article X, shall be effective except upon the approval of the affirmative vote of a majority of the entire number of directors then in office. Subject to the provisions of the certificate of incorporation, these bylaws may also be altered, amended or repealed by the stockholders of the corporation.

ARTICLE XI

INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may indemnify any agent or employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any such proceeding by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving the corporation at its request and in the course and scope of such person’s duties and acting in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, against expenses (including reasonable attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding.